Telenav Reports Third Quarter Fiscal 2014 Financial Results
-Telenav and Ford Extend Agreement through Calendar Year 2017
- Location-Based Mobile Advertising Gains Momentum with over 50% Quarterly Bookings Growth

Sunnyvale, Calif. - April 24, 2014 -Telenav®, Inc. (NASDAQ:TNAV), the leader in personalized navigation, today announced its financial results for the third quarter of fiscal 2014 ended March 31, 2014.
“We continue to execute our strategy to invest and drive growth in our automotive and mobile advertising businesses,” said HP Jin, chairman and CEO of Telenav. “We are excited to announce today that Ford has extended our agreement through the end of calendar year 2017. Together with our announcement early in the quarter of an additional top 5 largest global automotive manufacturer partnership, we have proven our product leadership in the global connected navigation market and the superior value we deliver for customers.
In our mobile advertising business, we generated robust bookings up over 50% quarter-over-quarter. As we scale this business, we are pleased to have two seasoned advertising industry executives join our growing Thinknear team.”

Financial Highlights

•	Revenue for the third quarter of fiscal year 2014 was $34.5 million, compared with $37.2 million in the second quarter of fiscal year 2014 and $55.0 million in the third quarter of fiscal year 2013.

•
Automotive revenue was $18.3 million, or 53 percent of total revenue, for the third quarter of fiscal year 2014, compared with $19.0 million, or 51 percent of total revenue, in the second quarter of fiscal year 2014 and $25.3 million, or 46 percent of total revenue in the third quarter of fiscal year 2013.

•
Mobile advertising revenue was $2.9 million, or 8 percent of total revenue, for the third quarter of fiscal year 2014, flat with the second quarter of fiscal year 2014, and up approximately 200 percent from the third quarter of fiscal year 2013.

•
GAAP net loss for the third quarter of fiscal year 2014 was ($7.6) million, or ($0.19) per diluted share, compared with GAAP net loss of $(4.0) million, or ($0.10) per diluted share, in the second quarter of fiscal year 2014 and GAAP net income of $3.8 million, or $0.09 per diluted share, for the third quarter of fiscal year 2013.

•
Adjusted EBITDA for the third quarter of fiscal year 2014 was ($6.8) million (GAAP net income (loss) adjusted for the impact of stock-based compensation expense, depreciation, amortization, interest income, other income (expense), provision (benefit) for income taxes, and other items such as legal settlements and restructuring costs), compared with ($2.7) million in the second quarter of fiscal year 2014 and $8.8 million in the third quarter of fiscal year 2013.

•
Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $146.0 million, and Telenav had no debt as of March 31, 2014. This represented cash, cash equivalents and short-term investments of $3.73 per share, based on 39.2 million shares of outstanding common stock as of March 31, 2014. In January 2014, Telenav utilized $19.2 million of its cash to complete the acquisition of skobbler.

Recent Business Highlights

•	In April 2014, Telenav and Ford extended their navigation product agreement to December 31, 2017.

•
In April 2014, Telenav updated the Scout® for iPhone app with features not available through other popular navigation apps, including the ability to search ahead for restaurants, coffee shops, or gas stations and easily add these as pit stops on their current route. Additional updates include a personalized dashboard with community-powered suggestions for where to eat and drink based on Scout user favorites, day of week, time of day, and location and an arrival guide with parking suggestions.

•
In April 2014, Telenav announced the appointment of two new Thinknear® mobile advertising executives. Brent Fraser, who has joined as the chief revenue officer and Tom White, as vice president of ad operations and inventory. Fraser most recently served as vice president of global sales for Proxi Digital - a division of Clear Channel - where he focused on digital audio and location-based mobile advertising. White formerly served as vice president of CityGrid Media’s publisher network.

•
In January 2014, Telenav announced that it acquired skobbler, provider of the highest rated OpenStreetMap (OSM)-based GPS navigation apps in the world. With this acquisition, Telenav brings the most successful OSM navigation experts in the world together as one team - including the founder of OSM, Steve Coast, who joined Telenav last year.

Due to the sale of the Enterprise business that closed effective April 1, 2013, the results of operations of that business are presented as discontinued operations in Telenav’s income statement for all periods as of fiscal 2013. All financial metrics reported exclude discontinued operations relating to the Enterprise business.

Business Outlook
For the fourth fiscal quarter ending June 30, 2014, Telenav offers the following guidance, which is predicated on management’s judgments.

•	Total revenue is expected to be $33 to $35 million;

•	Automotive revenue is expected to be approximately 50 percent of total revenue;

•	Mobile advertising revenue is expected to be 10 to 12 percent of total revenue;

•	GAAP gross margin is expected to be 54 to 55 percent;

•
Non-GAAP gross margin is expected to be 56 to 57 percent, and represents GAAP gross margin adjusted for the add back of the amortization of capitalized software and developed technology of approximately $1 million;

•	GAAP operating expenses are expected to be $34 to $35 million;

•	Non-GAAP operating expenses are expected to be $30.5 to $31.5 million, and represents GAAP operating expenses adjusted for the impact of approximately $3.5 million of stock-based compensation expense;

•	GAAP net loss is expected to be ($9.5) to ($10.5) million;

•	GAAP diluted net loss per share is expected to be ($0.24) to ($0.27);

•
Non-GAAP net loss is expected to be ($6.5) to ($7.5) million, and represents GAAP net loss adjusted for the add back of the tax effected impact of approximately $3.5 million of stock-based compensation expense, and approximately $1 million of capitalized software and developed technology amortization expenses;

•
Non-GAAP diluted net loss per share is expected to be ($0.16) to ($0.19) and represents GAAP net loss per share adjusted for the add back of the tax effected impact of approximately $3.5 million of stock-based compensation expense, and approximately $1 million of capitalized software and developed technology expenses;

•
Adjusted EBITDA is expected to be ($9.5) to ($10.5) million, and represents GAAP net loss adjusted for the impact of approximately $3.5 million of stock-based compensation expense, and approximately $2 million of depreciation and amortization expenses, interest income, other income (expense), provision (benefit) for income taxes, and other items such as legal settlements and restructuring costs; and

•	Weighted average diluted shares outstanding are expected to be approximately 39 million.

For the fiscal year ending June 30, 2014, Telenav offers the following guidance:

•	Total revenue is expected to be $149 to $151 million;

•	Automotive revenue is expected to be approximately 50 percent of total revenue;

•	Mobile advertising revenue is expected to be approximately 8 percent of total revenue;

•	GAAP gross margin is expected to be approximately 59 percent;

•
Non-GAAP gross margin is expected to be approximately 61 percent, and represents GAAP gross margin adjusted for the add back of the amortization of capitalized software and developed technology of approximately $3.5 million;

•	GAAP operating expenses are expected to be $123 to $124 million;

•	Non-GAAP operating expenses are expected to be $111 to $112 million, and represents GAAP operating expenses adjusted for the impact of approximately $11.5 million of stock-based compensation expense;

•	GAAP net loss is expected to be ($21) to ($22) million;

•	GAAP diluted net loss per share is expected to be ($0.54) to ($0.57);

•
Non-GAAP net loss is expected to be ($9) to ($10) million, and represents GAAP net loss adjusted for the add back of the tax effected impact of approximately $11.5 million of stock-based compensation expense, and approximately $3.5 million of capitalized software and developed technology amortization expenses;

•
Non-GAAP diluted net loss per share is expected to be ($0.23) to ($0.26), and represents GAAP net loss adjusted for the add back of the tax effected impact of approximately $11.5 million of stock-based compensation expense, and approximately $3.5 million of capitalized software and developed technology amortization expenses;

•
Adjusted EBITDA is expected to be ($15) to ($16) million, and represents GAAP net loss adjusted for the impact of approximately $11.5 million in stock-based compensation expense and $7 to $8 million of depreciation and amortization expenses, interest income, other income (expense), provision (benefit) for income taxes, and other items such as legal settlements and restructuring costs; and

•	Weighted average diluted shares outstanding are expected to be approximately 39 million.

The above information concerning guidance represents Telenav’s outlook only as of the date hereof, and is subject to change as a result of amendments to material contracts and other changes in business conditions. Telenav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Conference Call
The company will host an investor conference call and live webcast at 2:00 p.m. PT (5:00 p.m. ET) today. To access the conference call, dial 888-364-3109 (toll-free, domestic only) or 719-325-2464 (domestic and international toll) and enter passcode 6878889. The webcast will be accessible on Telenav's investor relations website at http://investor.telenav.com/. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, please dial 888-203-1112 (toll-free domestic only) or 719-457-0820 (international or domestic toll) and enter passcode 6878889.

Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as non-GAAP net income (loss) from continuing operations, non-GAAP net income (loss) from continuing operations per share, non-GAAP gross margin, non-GAAP operating expenses, and adjusted EBITDA from continuing operations included in this press release are different from those otherwise presented under GAAP.

Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain non-cash or other charges and therefore are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

Non-GAAP net income (loss) from continuing operations , non-GAAP gross margin, and non-GAAP operating expenses exclude the impact of stock-based compensation expense, capitalized software and developed technology amortization expenses, and other items such as legal settlements and restructuring costs, net of taxes, as applicable to each non-GAAP financial metric. Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Stock-based compensation expense has been and will continue to be a significant recurring non-cash expense for Telenav. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP financial metrics. Capitalized software amortization expense represents internal software costs that are previously capitalized and charged to expense as the software is used in our operations. Developed technology amortization expense relates to the amortization of acquired intangible assets. Legal settlements represent settlements from patent litigation cases in which we are defendants and royalty disputes.  Restructuring costs represent recognition of the estimated amount of costs associated with restructuring activities. Our non-GAAP tax rate from continuing operations differs from the GAAP tax rate from continuing operations due to the elimination of any tax effect of stock-based compensation expenses, capitalized software and developed technology amortization expenses, legal settlements, restructuring costs, and other items that are being eliminated to arrive at the non-GAAP net income (loss) from continuing operations.

Adjusted EBITDA from continuing operations measures our GAAP net income (loss) excluding the impact of stock-based compensation expense, depreciation, amortization, interest income, other income (expense), provision (benefit) for income taxes, and other items such as legal settlements and restructuring costs. We believe this is a useful measure of profitability before the impact of certain non-cash expenses, interest income, income taxes, and certain other items that management believes affect the comparability of operating results. Adjusted EBITDA, while generally a measure of profitability, can also represent a loss, consistent with our guidance for fiscal fourth quarter and full year 2014.

To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

Forward - Looking Statements
This press release contains forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to our management.  Forward-looking statements include information concerning Telenav’s future relationship with a top five auto manufacturer for connected navigation, which may not result in any revenue until fiscal 2017, if at all; the impact of that relationship on Telenav’s financial results; the success of Telenav’s efforts with its auto manufacturer customer under the new agreement and the launch of vehicles containing the results of those collaborations; changes in the top five global auto manufacturer’s priorities for its new vehicles and its focus on connected navigation; the integration and leadership of our two new executives to our mobile advertising business; the adoption and success of a customer version of Scout for Cars; the integration and impact on Telenav of the acquisition of skobbler and the use of OSMs for navigation products. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, fluctuations in Telenav’s quarterly and annual operating results; Telenav’s ability to develop and implement a custom version of Scout for Cars for a top five global auto manufacturer and to support the manufacturer and its customers; adoption by vehicle purchasers of Scout for Cars; Telenav’s dependence on a limited number of auto manufacturers and original equipment manufacturers (“OEMs”) for a substantial portion of its revenue; automotive manufacturers, automotive OEMs, and consumer acceptance of Scout; Telenav’s success in achieving additional design wins from OEMs and automotive manufacturers and the delivery dates of automobiles including Telenav’s products; Telenav incurring losses; competition from other market participants who may provide comparable services to subscribers without charge; Telenav’s short history  in the automotive navigation market; continued production of vehicles with and adoption by auto buyers of Telenav’s products offered by its auto manufacturer customers and the products offered by other automotive OEMs; the timing of new product releases and vehicle production by our automotive customers; Telenav’s ability to attract and retain auto manufacturers and automotive OEMs; Telenav’s ability to successfully integrate skobbler and to retain its employees; Telenav’s ability to develop and support products including OSMs, as well as transition existing navigation products to OSMs and any economic benefit anticipated from the use of OSM versus proprietary map products; Telenav’s ability to manage skobbler remotely in countries in which it has not previously done business; Telenav’s ability to issue new releases of its products and services and expand its product portfolio; the introduction of new products by competitors or the entry of new competitors into the markets for Telenav’s services; the potential that we may not be able to realize our deferred tax assets and may have to take a reserve against them and products and economic and political conditions in the US and abroad. We discuss these risks in greater detail in “Risk factors” and elsewhere in our Form 10-Q for the quarter ended December 31, 2013 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About Telenav, Inc.
Telenav’s mission is to help reduce stress, improve productivity, and make life more fun for people on the go. Our personalized navigation services help people make smarter decisions about where to go, what to do, when to leave, and how to get there.

Our products are available worldwide through wireless carriers, automobile manufacturers, advertisers and advertising agencies, and app developers, including AT&T, Bell Mobility, Boost Mobile, Ford, NII Holdings, QNX Software Systems, Rogers, Sprint, Telcel, T-Mobile U.S., U.S. Cellular, and Vivo Brazil.  You can also find us in mobile app stores (Apple App Store, Google Play, and Windows Phone Marketplace), connected cars, and on the web at www.telenav.com, www.scout.me/app, and www.thinknear.com.

Follow us on Twitter, on Facebook and on Google+.

Copyright 2014 Telenav, Inc. All Rights Reserved.

"Telenav," "Thinknear," the Thinknear logo, "telenav.com," and "thinknear.com" are registered and unregistered trademarks and/or service marks of Telenav, Inc. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

Media Contact:
Mary Beth Lowell
Telenav, Inc.
425.531.0122
marybethl@telenav.com

Investor Relations:
Cynthia Hiponia and Alice Kousoum
The Blueshirt Group for Telenav, Inc.
408.990.1265
IR@telenav.com
TNAV-F

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)

	March 31, 2014	June 30, 2013*
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$15,351	$25,787
Short-term investments	130,651	165,898
Accounts receivable, net of allowances of $154 and $241, at March 31, 2014 and June 30, 2013, respectively	27,118	28,193
Deferred income taxes	1,526	867
Restricted cash	6,085	2,668
Prepaid expenses and other current assets	13,325	11,113
Total current assets	194,056	234,526
Property and equipment, net	9,458	11,753
Deferred income taxes, non-current	6,159	3,771
Goodwill and intangible assets, net	41,485	18,805
Other assets	3,880	4,814
Total assets	$255,038	$273,669
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,540	$1,604
Accrued compensation	8,868	8,855
Accrued royalties	4,900	9,833
Other accrued expenses	12,443	16,729
Deferred revenue	2,275	7,025
Income taxes payable	74	95
Total current liabilities	32,100	44,141
Deferred rent, non-current	7,940	8,884
Other long-term liabilities	7,269	6,180
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 39,157 and 39,342 shares issued and outstanding at March 31, 2014, and June 30, 2013, respectively	39	40
Additional paid-in capital	126,702	118,193
Accumulated other comprehensive income	496	373
Retained earnings	80,492	95,858
Total stockholders’ equity	207,729	214,464
Total liabilities and stockholders’ equity	$255,038	$273,669

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2013

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)

Revenue:
Product	$17,689	$24,824	$55,347	$48,214
Services	16,782	30,163	60,581	96,524
Total revenue	34,471	54,987	115,928	144,738
Cost of revenue:
Product	8,535	12,882	27,211	26,253
Services	5,704	8,795	18,298	24,398
Total cost of revenue	14,239	21,677	45,509	50,651
Gross profit	20,232	33,310	70,419	94,087
Operating expenses:
Research and development	15,837	16,067	44,970	45,372
Sales and marketing	8,853	7,941	24,521	22,752
General and administrative	6,895	5,259	19,623	18,635
Total operating expenses	31,585	29,267	89,114	86,759
Operating income (loss)	(11,353)	4,043	(18,695)	7,328
Interest income	307	368	954	1,119
Other income (expense), net	(651)	(102)	105	183
Income (loss) from continuing operations before provision (benefit) for income taxes	(11,697)	4,309	(17,636)	8,630
Provision (benefit) for income taxes	(4,142)	488	(6,093)	2,170
Income (loss) from continuing operations, net of tax	(7,555)	3,821	(11,543)	6,460
Income from discontinued operations, net of tax	—	33	—	999
Net income (loss)	$(7,555)	$3,854	$(11,543)	$7,459

Income (loss) from continuing operations, net of tax, per share
Basic	$(0.19)	$0.10	$(0.30)	$0.16
Diluted	$(0.19)	$0.09	$(0.30)	$0.15

Income from discontinued operations, net of tax, per share
Basic	$—	$0.00	$—	$0.02
Diluted	$—	$0.00	$—	$0.02

Net income (loss) per share
Basic	$(0.19)	$0.10	$(0.30)	$0.18
Diluted	$(0.19)	$0.09	$(0.30)	$0.18

Weighted average shares used in computing net income (loss) per share
Basic	38,777	39,874	38,698	40,672
Diluted	38,777	41,628	38,698	42,394

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended March 31,
	2014	2013
	(Unaudited)

Operating activities
Net income (loss)	$(11,543)	$7,459
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Depreciation and amortization	5,119	6,427
Accretion of net premium on short-term investments	2,720	3,269
Stock-based compensation expense	8,021	6,214
Loss due to impairment	250	425
Loss on disposal of property, plant & equipment	105	18
Bad debt expense	20	15
Excess tax benefit from stock-based compensation	270	5
Changes in operating assets and liabilities:
Accounts receivable	1,233	(3,761)
Deferred income taxes	(3,047)	(879)
Prepaid expenses and other current assets	(2,151)	4,410
Restricted cash	(3,417)	(2,428)
Other assets	369	(924)
Accounts payable	1,699	(811)
Accrued compensation	(395)	(1,522)
Accrued royalties	(4,933)	6,206
Accrued expenses and other liabilities	(3,030)	5,091
Income taxes payable	(291)	(768)
Deferred rent	(740)	1,141
Deferred revenue	(4,802)	5,050
Net cash provided by (used in) operating activities	(14,543)	34,637

Investing activities
Purchases of property and equipment	(754)	(1,887)
Additions to capitalized software	—	(793)
Purchases of short-term investments	(54,662)	(86,569)
Purchases of long-term investments	(600)	(950)
Proceeds from sales and maturities of short-term investments	87,348	109,059
Acquisitions, net of cash acquired	(19,245)	(18,254)
Net cash provided by investing activities	12,087	606

Financing activities
Proceeds from exercise of stock options	758	2,633
Tax withholdings related to net share settlements of restricted stock units	(535)	(51)
Repurchase of common stock	(7,899)	(24,209)
Excess tax benefit from stock-based compensation	(270)	(5)
Net cash used in financing activities	(7,946)	(21,632)

Effect of exchange rate changes on cash and cash equivalents	(34)	22
Net increase (decrease) in cash and cash equivalents	(10,436)	13,633
Cash and cash equivalents, at beginning of period	25,787	6,920
Cash and cash equivalents, at end of period	$15,351	$20,553

Supplemental disclosure of cash flow information
Income taxes paid, net	$255	$501

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts)

Reconciliation of GAAP Net Income (Loss) from Continuing Operations, Net of Tax, to Non-GAAP Income (Loss) from Continuing Operations, Net of Tax

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013

GAAP net income (loss)	$(7,555)	$3,854	$(11,543)	$7,459
Income from discontinued operations, net of tax	—	33	—	999
Income(loss) from continuing operations, net of tax	(7,555)	3,821	(11,543)	6,460

Adjustments:
Legal settlement	—	—	—	1,300
Capitalized software and developed technology amortization expenses	947	1,024	2,666	2,700
Stock-based compensation:
Cost of revenue	17	41	83	117
Research and development	1,131	1,017	3,203	2,545
Sales and marketing	757	684	2,223	1,676
General and administrative	970	875	2,512	1,876
Total stock-based compensation	2,875	2,617	8,021	6,214
Tax effect of adding back adjustments	(632)	(555)	(1,847)	(1,601)

Non-GAAP income (loss) from continuing operations, net of tax	$(4,365)	$6,907	$(2,703)	$15,073

Non-GAAP net income (loss) from continuing operations, net of tax, per share
Basic	$(0.11)	$0.17	$(0.07)	$0.37
Diluted	$(0.11)	$0.17	$(0.07)	$0.36
Weighted average shares used in computing net income (loss) per share
Basic	38,777	39,874	38,698	40,672
Diluted	38,777	41,628	38,698	42,394

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts)

Reconciliation of GAAP Net Income (Loss) from Continuing Operations, Net of Tax, to Adjusted EBITDA from Continuing Operations

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013

GAAP net income (loss)	$(7,555)	$3,854	$(11,543)	$7,459
Income from discontinued operations, net of tax	—	33	—	999
Income (loss) from continuing operations, net of tax	(7,555)	3,821	(11,543)	6,460

Adjustments:
Legal settlement	—	—	—	1,300
Stock-based compensation	2,875	2,617	8,021	6,214
Depreciation and amortization	1,695	2,172	5,119	6,427
Interest income	(307)	(368)	(954)	(1,119)
Other income (expense), net	651	102	(105)	(183)
Provision (benefit) for income taxes	(4,142)	488	(6,093)	2,170
Adjusted EBITDA from continuing operations	$(6,783)	$8,832	$(5,555)	$21,269

Reconciliation of GAAP Gross Margin to Non-GAAP Margin

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013

GAAP gross margin	59%	61%	61%	65%

Adjustments:
Capitalized software and developed technology amortization expenses	3%	2%	2%	2%
Stock-based compensation	0%	0%	0%	0%

Non-GAAP gross margin	62%	63%	63%	67%

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts)

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013

GAAP operating expenses	$31,585	$29,267	$89,114	$86,759

Adjustments:
Legal settlement	—	—	—	(1,300)
Stock-based compensation	(2,858)	(2,576)	(7,938)	(6,097)

Non-GAAP operating expenses	$28,727	$26,691	$81,176	$79,362